ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

THIS AGREEMENT, dated as of the date executed by ALTERNATIVE SECURITIES MARKETS GROUP CORPORATION (“ASMG”), a California Stock Corporation, located at 4136 Del Rey Avenue, Marina Del Rey, California 90292, by and between ACCELERA INNOVATIONS FUND I, LLC.

The Company’s eligibility to list and promote its securities offering on the Alternative Securities Market Exchange’s (the “ASMX”) Primary Market at http://www.ASMX.CO and/or http://www.AlternativeSecuritiesMarket.com is more fully defined in, and is governed by, the ASMX Market Listing Agreement, as amended from time to time, which, together with all attachments, appendices, addenda, cover sheets, amendments, exhibits, schedules and other materials referenced therein (collectively, the “Agreement”), are attached hereto and incorporated herein by reference in their entirely.

The Company requests to enter into a Market Listing Agreement with the ASMX (“Alternative Securities Market Exchange, Inc., a California Stock Corporation) and to have its securities listed on one of the following tiers of the ASMX, as applicable, as evidenced by an authorized officer of the Company initialing and dating below next to the ASMX Tier being requested:

MUST CHOOSE ONE ASM MARKET TIER BELOW:

ASM MARKET	Initials	Date
ASMX VENTURE MARKET (Regulation A Tier I Securities)	X	X 9/1/2015
ASMX MAIN MARKET (Regulation A Tier II Securities)
ASMX GLOBAL PRIVATE MARKET (Regulation A, Regulation S & Intra-State Exempt Securities)
ASMX POOLED FUNDS MARKET

SEE ALL MARKET TIER LISTING REQUIREMENTS AS WELL AS ALL ALTERNATIVE SECURITIES MARKET EXCHANGE RULES AND REGULATIONS IN THE “ALTERNATIVE SECURITIES MARKET EXCHANGE RULEBOOK” BEFORE CHOOSING A MARKET TIERM TO APPLY FOR LISTING:

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

MARKET SEGMENTS:

(___)  ASMX Aviation & Aerospace Market

(___)  ASMX Market Biofuels Market

(___)  ASMX California Water Rights Market

(___)  ASMX Commercial Mortgage Clearinghouse

(___)  ASMX Energy Market

(___)  ASMX Entertainment & Media Market

(___)  ASMX Fashion & Textiles Market

(___)  ASMX Financial Services Market

(___)  ASMX Food & Beverage Market

(___)  ASMX Hotel & Hospitality Market

(___)  ASMX Life Settlement Market

(_X_)  ASMX Medical Device & Pharmaceuticals Market

(___)  ASMX Mining & Mineral Rights Market

(___)  ASMX Oil & Natural Gas Market

(___)  ASMX Residential Mortgage Market

(___)  ASMX Restaurant & Night Club Market

(___)  ASMX Retail & E-Commerce Market

(___)  ASMX New Technologies Market

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

Type of Direct Public Offering: (Choose One)

Common Stock: (__)

Preferred Stock: (__)

Membership Units / Equity Interests: (__)

Debt Note / Corporate Bond: (_X_)

Royalty Interest: (__)

Terms: __See Below________________________

Secure Debt Notes

A maximum of TWENTY THOUSAND Secured Debt Notes are being offered to the public at $1,000.00 per Secured Debt Note. A maximum of $20,000,000 will be received from the offering. All Secured Debt Notes are being offered by the Company and no Secured Debt Notes are being offered by any selling shareholders.

The Secured Debt Notes will be offered for sale at a fixed price of $1,000.00 USD per Secured Debt Note. If all Secured Debt Notes are purchased, the gross proceeds to the Company will be $20,000,000.00 USD. Though the Offering is being conducted on a “best-efforts” basis, the Company has set an investment minimum of $1,000,000 USD before the Company will have access to the Investment Proceeds, which means all investment dollars invested in the Company prior to reaching the minimum of $1,000,000 will be held in an investment escrow account, and only after $1,000,000 in securities has been sold to investors (One Thousand Secured Debt Note Units) will the Company have access to the Investment Proceeds. Accordingly, all Investment Funds after the Investment Minimum has been achieved, will become immediately available to the Company and may be used as they are accepted. Investors will not be entitled to a refund once the Investment Minimum of $1,000,000 is achieved, and all Investors will be subject to the terms, conditions and investment risks associated with this investment.

This Offering Circular relates to the offering (the “Offering”) of up to 20,000 Secured Debt Note Units (the “Securities”) in ACCELERA INNOVATIONS FUND I, LLC. The Secured Debt Notes offered through this Offering have no voting rights. The Offering will commence promptly after the date of this Offering Circular and will close upon the earlier of (1) the sale of 20,000 Secured Debt Note Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

This Offering is being conducted on a “best-efforts” basis, which means the Company’s Management, and Alternative Securities Market, LLC, a California Broker-Dealer, will each use all commercially reasonable efforts in an attempt to sell all Securities of this Offering. No Manager of the Company will receive any commission or any other remuneration for the sales of securities through this Offering. In offering the Securities, the Company’s Management will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Wyoming for agreements made in and to be performed in the state of Wyoming. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement,

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

Early Repurchase of Notes:

•

All Secured Debt Notes repurchased by the Company in Months 1-12 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional six months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 13-24 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase plus, an additional five months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 25-36 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional four months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 37-48 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional three months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 49-54 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional two months of interest. No fractional Secured Debt Notes shall be repurchased.

•

All Secured Debt Notes repurchased by the Company in Months 55-59 shall be repurchased for the full Face Value, all accrued interest due up to the date of repurchase, plus an additional one month of interest. No fractional Secured Debt Notes shall be repurchased.

Principal, Maturity and Interest:

This Offering Circular relates to the offer and sale of up to $20,000,000 in principal amount (the “Offering”) of Secured Debt Notes of ACCELERA INNOVATIONS FUND I, LLC, a Wyoming Limited Liability Company (the “Company”). The Company’s principal office is located at 20511 Abbey Dr, Frankfort, IL 60423.

The Secured Debt Notes will be issued in the minimum amount of $1,000 and in multiples of $1,000. The Secured Debt Notes will be offered in maturities of 36 to 60 months from the date issued, with a fixed interest rate depending on the term. The Company will typically issue Secured Debt Notes on the same or next day, after deposit by the Company of the Subscriber’s payment check and the check is collected by the Company’s Bank. See “Description of Secured Debt Notes on Page __ of this Registration Statement. The Interest Rate for each Secured Debt Note will be based on the formula set forth below and varies according to the term of the Secured Debt Note. See “Description of Notes – Principal, Maturity and Interest” on Page __ of this Registration Statement. The Minimum and the Maximum Fixed Interest Rates which are offered will change from time to time in response to changes in the current “Wall Street Journal’s Prime Rate” data obtained from the Wall Street Journal, or a similar credible source. The “Prime Rate”, as reported by the Wall Street Journal’s Bank Survey, is among the most widely used benchmark in setting home equity lines of credit and credit card rates. It is in turn based on the Federal Funds Rate, which is set by the Federal Reserve. The Interest Rates for new Secured Debt Notes are set on the First Monday of each month at the start of business based on the Wall Street Journal’s Prime Rate on that day. Such rates are paid on all Secured Debt Notes issued between the start of business on that Monday and the close of business on the last day prior to the First Monday of the next month. The following table sets forth the formula for determining the Interest Rates for the Secured Debt Notes and the Initial Interest Rate based on the most recent Wall Street Journal’s Prime Rate as of August 1st, 2015.

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

TERM	WALL STREET JOURNAL’S PRIME RATE	INTEREST RATES AS OF August 1st , 2015
36 MONTHS	Prime Plus 4.0%	7.25%
42 MONTHS	Prime Plus 4.5%	7.75%
48 MONTHS	Prime Plus 5.0%	8.25%
54 MONTHS	Prime Plus 5.5%	8.75%
60 MONTHS	Prime Plus 6.0%	9.25%

If you invested $1,000 in January of 2015, then interest would be payable ANNUALLY on the last Business of January each year. Should the last Business Day be a Holiday, the interest distribution shall be on the following Business Day. Should the following day be a weekend, then the interest distribution shall be on the following Monday. Below is a list of ACCELERA INNOVATIONS FUND I, LLC recognized holidays.

•

New Year’s Day

•

Birthday of Martin Luther King, Jr.

•

Washington’s Birthday

•

Memorial Day

•

Independence Day

•

Labor Day

•

Columbus Day (for banking purposes only)

•

Veterans Day

•

Thanksgiving Day

•

The Friday following Thanksgiving Day

•

Christmas Eve

•

Christmas Day

•

New Years Eve

Optional Prepayment:

The Secured Debt Notes maybe prepaid in whole at any time prior to their respective Maturity dates with a SIX MONTH INTEREST premium paid to the Noteholder.

Events of Default:

The Secured Debt Notes provide that each of the following constitutes an “Event of Default” with respect to the Secured Debt Notes:

1.

The failure to make a payment when due under the Secured Debt Notes (i) of any interest payment within five (5) business days of when the interest payment is due, or (ii) of the entire outstanding balance of principal and interest on the maturity date; or

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

2.

If the Company voluntarily files a petition under the Federal Bankruptcy Code, or under any similar or successor Federal Statute relating to Bankruptcy, Insolvency Arrangements, or Reorganizations; of if the Company fails to obtain a vacation or stay of Involuntary Proceedings brought for the Reorganization, Dissolution or Liquidation of the Company; or if the Company is adjudged a Bankrupt, or upon the Company’s Dissolution, Business Failure or Discontinuance as a going concern business; or if a trustee or receive shall be appointed for the Company’s corporate acquisitions ; or if there is an attachment, execution or other judicial seizure of any portion of the Company’s assets, and such seizure is not discharged within ten (10) days.

In any Event of Default occurs and is continuing, at the option of the Noteholders, the entire outstanding principal balance due under the Secured Debt Notes and all accrued and unpaid Interest on the Secured Debt Notes will become immediately due and payable by the Company without further action or notice at the option of the Noteholders.

Form of Secured Debt Notes:

All Secured Debt Notes will be issued in fully registered form. The Company is entitled to treat the Registered Noteholder shown on its records as the owner of the Secured Debt Note for all purposes. Ownership of a Secured Debt Note may be registered in the name of any two or more named persons as joint tenants with right of survivorship, as tenants in common or as tenants by the entireties, and payment of principal and interest on any Secured Debt Note so registered will be made to the person or persons entitled to receive such payment as their interests may appear.

Payment at Maturity, No Rollover:

The Secured Debt Notes will NOT be subject to automatic rollover. Due to the fact automatic rollovers do not apply to the Secured Debt Notes, Investors will receive full payment of principal at Maturity.

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

Type of Investor Reporting: (Choose One of Three options below)

(_X_ )  OPTION ONE: Investor Reporting Company:

o

Quarterly Un-audited Financial Statements: Company Agrees to furnish Alternative Securities Markets Group a complete set of un-audited financial statements within 30 days of the close of each business quarter. Company financials shall be emailed to LEGAL@AlternativeSecuritiesMarket.com and will be distributed privately to all investors of the Company (not for public view or distribution). All un-audited financial statements will be signed as “true and accurate” by the Chief Executive Officer and/or the Chief Financial Officer of the Company.

o

Annual Audited Financial Statements: Company Agrees to furnish Alternative Securities Markets Group a complete set of AUDITED financial statements within 60 days of the close of each business fiscal year. Company audited financials shall be emailed to LEGAL@AlternativeSecuritiesMarket.com and will be distributed privately to all investors of the Company (not for public view or distribution).

o

Corporate Actions: Certain corporate actions must be disclosed to all investors and to Alternative Securities Markets Group. These include: All Dividends, Stock Splits, New Stock Issues, Reverse Splits, Name Changes, Mergers, Acquisitions, Dissolutions, Bankruptcies or Liquidations. All must be reported to the Investors and to Alternative Securities Market Exchange (the “ASMX”) no less than TEN CALENDAR DAYS prior to record date.

(__ )  OPTION TWO: Limited Investor Reporting Company:

o

Quarterly Un-audited Financial Statements: Company Agrees to furnish Alternative Securities Markets Group a complete set of un-audited financial statements within 30 days of the close of each business quarter. Company financials shall be emailed to LEGAL@AlternativeSecuritiesMarket.com and will be distributed privately to all investors of the Company (not for public view or distribution). All un-audited financial statements will be signed as “true and accurate” by the Chief Executive Officer and/or the Chief Financial Officer of the Company.

o

Corporate Actions: Certain corporate actions must be disclosed to all investors and to Alternative Securities Markets Group. These include: All Dividends, Stock Splits, New Stock Issues, Reverse Splits, Na me Changes, Mergers, Acquisitions, Dissolutions, Bankruptcies or Liquidations. All must be reported to the Investors and to Alternative Securities Market Exchange (the “ASMX”) no less than TEN CALENDAR DAYS prior to record date.

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

(__ )  OPTION THREE: Investor Non-Reporting Company  -  ONLY AVAILABLE FOR COMMERCIAL MORTGAGE CLEARINGHOUSE / RESIDENTIAL MORTGAGE CLEARINGHOUSE & LIFE SETTLEMENT MARKET COMPANIES:

o

Monthly Status of the Company Report: Company agrees that the Company’s Chief Executive Officer will publish a monthly “State of the Company Letter” and email the “State of the Company Letter” to all investors of the Company and to Alternative Securities Markets Group. The “State of the Company Letter” should detail the current operational status of the Company, detail any information that the CEO feels is necessary for investors to know and include information on the path the CEO of the Company is looking at taking the company in the short-term and in the long-ter. Company agrees that the “State of the Company Letter” will be posted on the Company’s private page at www.ASMX.CO and / or www.AlternativeSecuritiesMarket.com  where they may be viewed by registered users of www.ASMX.CO and / or www.ASMGCorp.com.

o

Corporate Actions: Certain corporate actions must be disclosed to all investors and to Alternative Securities Markets Group. These include: All Dividends, Stock Splits, New Stock Issues, Reverse Splits, Na me Changes, Mergers, Acquisitions, Dissolutions, Bankruptcies or Liquidations. All must be reported to the Investors and to Alternative Securities Market Exchange (the “ASMX”) no less than TEN CALENDAR DAYS prior to record date.

Alternative Securities Market Exchange Fees:

Public Reporting on the Alternative Securities Market Exchange:

o

REFERENCETHE ALTERNATIVE SECURITIES MARKET EXCHANGE RULEBOOK

o

Initial Listing Application Fee:

o

$2,000

o

Monthly Alternative Securities Market Exchange Listing & Public Reporting Fees:

o

$249 per month

o

$4.75 per Page per SEC Edgar Filing

o

Alternative Securities Market Exchange Transaction Fees for all Initial Public Offerings:

o

1/10th of 1% of all Sales of Securities Registered on Market

o

$1.00 Per Preferred Stock Sold per Sales Transaction

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

ASMG UNDERWRITING AGREEMENT:

The Company agrees to continue to acknowledge that members of Alternative Securities Markets Group Corporation shall continue to be relying on the Company and business information when preparing the Company for a ‘Direct Public Offering of Securities’ and listing on the Alternative Securities Market Exchange (the “ASMX”). All members of the Company represent that all such information he or she is providing to Alternative Securities Markets Group Corporation is true and complete to the best of his or her knowledge. All members of the Company acknowledge that members of Alternative Securities Markets Group Corporation may provide the information submitted to other necessary parties or its affiliates in the course of preparing the proposed ‘Direct Public Securities Offering’ and listing on the Alternative Securities Market Exchange (the “ASMX”). All members of the Company shall promptly submit any additional information which supplements or reflects material changes in any of the information submitted to Alternative Securities Markets Group Corporation members. Furthermore, all members of the Company shall certify at each submission that all of the information supplied to Alternative Securities Markets Group Corporation is accurate and complete, to the best of her or her knowledge.

Reporting Requirements: (To Be Emailed to Legal@AlternativeSecuritiesMarket.com)

1.

Company agrees to continue to provide the information as requested by the Alternative Securities Markets Group.

2.

Copy of Final Business Plan / Private Placement Memorandum

3.

Copy of the Articles of Formation

4.

Details on Current Shareholders (Detail number of shares authorized, detailed number of shares issued and outstanding and who holds those shares).

5.

BIOGRAPHIES of each Executive Member of the Company, NO RESUMES

6.

Details on any issued options or warrants of the Company

7.

Details on any debts of the Company

8.

Details on all Permitting, Licensing or Regulatory Approvals Required for operation

9.

Details on all Target Companies (strong executive summary, post-acquisition business plan, forward looking financial projections including anticipated gross revenues, operating expenses, net revenues, etc).

10.

Exit plan to repurchase or retire the debt notes (IPO of subsidiary or Fund, acquisition, sale, etc).

11.

Proposed Fund Auditor

12.

Legal Counsel Contact

13.

Complete use of Funds Schedule

14.

Un-audiated Financial Statements for 2013 & 2014, or if not incorporated for the past two years, just back to the date of incorporation. Per SEC Rules, the Un-audited Financial Statements MUST include:

a.

Balance Sheets

b.

Profit & Loss Statements

c.

Cash Flow Statements

d.

Statements of Shareholder Equity

e.

Notes to the Financial Statements

ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

Alternative Securities Markets Group to provide the following (ASM Venture Market and ASM Main Market ONLY):

•

Preparation of all Securities Registration Statements and Public Offering Memorandums

•

All International, Federal & State Registrations, Submissions, Qualifications and Compliance.

•

File SEC Form ID for SEC CIK Number and Edgar Filer Passcodes

•

Complete Drafting of Regulation A Registration Statement on SEC Form 1-A

•

Complete Submission of the SEC Form 1 to the United States Securities and Exchange Commission.

•

Filings of all Amended SEC Form 1-As required for the answering of all comments received from the SEC during the course of the Regulation A Review, Comment and Qualification process

•

NASAA Registration of the Regulation A in the Following States:

▪

California

▪

New York

▪

Florida

▪

Texas

•

Publishing of a Company page on the selected market tier that contains all information about the Company’s Stock and Offering

•

Publishing of a Company page for the Company’s publishing of all Investor Reporting Requirements

Underwriting Fees to be Paid by the Company to Alternative Securities Markets Group Corporation:

o

3% of the Grossing Offering Amount: $600,000 USD (can be paid from Offering Proceeds)

o

01% of the Company’s Current Issued and Outstanding Equity Membership Units to be Alternative Securities Markets Group Corporation at the time of Qualification of the Regulation A Registration Statement by the United States Securities and Exchange Commission.

We look forward to partnering with you on this business opportunity.

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ASMG & ASMX

Corporate:

4136 Del Rey Avenue, Marina Del Rey, California 90292

Issuer Direct: (800) 366-0908  /  Email: Legal@AlternativeSecuritiesMarket.com

http://www.ASMX.CO / http://www.ASMGCorp.com

http://www.AlternativeSecuritiesMarket.com

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized officers. Signature on this Cover Sheet is in lieu of, and has the same effect as, signature on each document referenced herein.

Company:

Accelera Innovations Fund I, LLC.

Signature: Mrs. Cynthia Boerum

Printed Name: Mrs. Cynthia Boerum

Title: Senior Managing Member

Company:

Alternative Securities Markets Group Corporation

By: Mr. Weslie W. Johnson

      Mr. Weslie W. Johnson

      Chief Executive Officer